UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2008
DELTA PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-16203 (Commission File Number)	84-1060803 (I.R.S. Employer Identification Number)
Suite 4300
370 Seventeenth Street
Denver, Colorado 80202
Registrant’s telephone number, including area code: (303) 293-9133
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On October 31, 2008, Delta Petroleum Corporation (“we,” “us” or “our”) announced that we will consider joint venture alternatives as well as possible partial sale transactions for our oil and gas interests in the Piceance Basin of Colorado (the “Properties”). We have engaged Merrill Lynch & Co. and J.P. Morgan as advisors and to manage the alternative evaluation process. We do not intend to make further announcements regarding the alternatives examination process until that process has been completed.
Forward Looking Statements
     This report contains “forward-looking statements.” For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements, including without limitation statements regarding management’s beliefs regarding the market value of the Properties. There are a number of important factors that could cause our results to differ materially from those indicated by these forward-looking statements, including risks detailed in our periodic report filings with the Securities and Exchange Commission. You can find our filings with the Securities and Exchange Commission at www.deltapetro.com or at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: October 31, 2008

Delta Petroleum Corporation
By:	/s/ Stanley F. Freedman
Stanley F. Freedman, Executive Vice
President and Secretary